SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.     )
Filed by the Registrant ☑                     Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted
☑	Definitive Proxy Statement		by Rule 14a-6(e)(2)
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12
CALL NOW, INC.
Name of the Registrant as Specified In Its Charter

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CALL NOW, INC.
1 Retama Parkway
Selma, Texas 78154

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS
To be Held on Friday, May 22, 2009

To our Stockholders:
     The 2009 Annual Meeting of Stockholders (the “Annual Meeting”) of Call Now, Inc. (the “Company”), will be held at 9:00 a.m. on Friday, May 22, 2009 at Retama Park, 1 Retama Parkway, Selma, Texas, for the following purposes as more fully described in the accompanying Proxy Statement:
(1)	To elect the four directors;

(2)	To approve the selection of Akin, Doherty, Klein & Feuge, P.C. as our independent auditor; and

(3)	To transact such other business as may properly come before the meeting.
     Stockholders of record at the close of business on March 24, 2009 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. All stockholders are cordially invited to attend the Annual Meeting in person.
     Stockholders who are unable to attend the Annual Meeting in person are requested to complete and date the enclosed form of proxy and return it promptly in the envelope provided. No postage is required if mailed in the United States. Stockholders who attend the Annual Meeting in person may revoke their proxy and vote their shares in person. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee who desire to vote their shares at the meeting should bring with them a proxy or letter from that firm confirming their ownership of shares.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on Friday, May 22, 2009 at the Company’s offices located at 1 Retama Parkway, Selma, Texas, 78154.
The proxy statement and 10-K are available at www.proxyvote.com. The Call Now, Inc. Board of Directors recommends that you vote FOR the proposals identified above.

March 24, 2009	By Order of the Board of Directors

Thomas R. Johnson
President & Chief Executive Officer

CALL NOW, INC.
1 Retama Parkway
Selma, Texas 78154
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 22, 2009
     This Proxy Statement is being mailed on or about April 7, 2009 to the holders of Common Stock (the “Common Stock”), of Call Now, Inc. (the “Company”) in connection with the solicitation by the Board of Directors of the Company of a proxy for use at the Annual Meeting of Stockholders to be held on May 22, 2009 (the “Annual Meeting”), or at any adjournment thereof. The purposes of the Annual Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters that will come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named as proxies will vote on them in accordance with their best judgment.
     The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of Common Stock and will reimburse them for their reasonable expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting, officers, agents and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum at the Annual Meeting otherwise might not be obtained.
Revocability and Voting of Proxy
     Any stockholder who gives a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. All proxies properly executed and returned will be voted in accordance with the instructions specified thereon. If no instructions are given, proxies will be voted FOR the election of the nominees of the Board of Directors and FOR Proposal No. 2.
Record Date and Voting Rights
     Only stockholders of record at the close of business on March 24, 2009 are entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof. On March 24, 2009, there were 2,902,367 shares of Common Stock outstanding. Each such share of Common Stock is entitled to one vote on each of the matters to be presented at the Annual Meeting. The holders of a majority of the voting rights outstanding represented by shares of Common Stock present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting.
     Proxies marked “withheld” as to any director nominee or “abstain” or “against” as to a particular proposal and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.
     “Broker non-votes” are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. The effect of proxies marked “withheld” as to any director nominee or “abstain” or “against” as to a particular proposal and broker non-votes on Proposals Nos. 1 and 2 is discussed under each respective Proposal.

Beneficial Ownership of Capital Stock
     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 12, 2009 by (i) each stockholder who is known by the Company to own beneficially more than five percent (5%) of the Company’s outstanding Common Stock, (ii) each current director and nominee for director of the Company, (iii) each of the Company’s executive officers named in the Summary Compensation Table, and (iv) by all executive officers and directors of the Company as a group.

	Shares Beneficially Owned (1)
			Percent of
Name and Address(2)	Number of Shares		Class

Christopher J. Hall	2,584,648	(1)(3)(4)	89.05%
Thomas R. Johnson	93,975	(1)	3.24%
Bryan P. Brown	-0-		0.00%
William M. Allen	-0-		0.00%
All executive officers and directors (4 persons)	2,678,623	(1)	92.29%

(1)	Applicable percentage of ownership at March 12, 2009, is based upon 2,902,367 shares of Common Stock outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares shown as beneficially owned. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of March 12, 2009, are deemed outstanding for computing the shares and percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person or entity.

(2)	The address of all stockholders is the Company’s offices at P.O. Box 47535, San Antonio, TX, 78265.

(3)	Includes 2,572,148 shares owned directly and 12,500 shares owned by the Hemisphere Trust over which Mr. Hall has sole voting and investment power.

(4)	All of Mr. Hall’s shares have been pledged as collateral for transactions which do not involve the Company.
PROPOSAL NO. 1
ELECTION OF DIRECTORS
     Currently, there are four members of the Board of Directors. Directors are elected at each annual stockholder’s meeting to hold office until the next annual meeting or until their successors have been qualified and are elected. Unless otherwise instructed, the proxy holders named in the enclosed proxy will vote the proxies received by them for the four nominees named below.
     Each nominee has indicated that he is willing and able to serve as director if elected. If any nominee becomes unavailable for any reason before the election, the enclosed proxy will be voted for the election of such substitute nominee or nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve.
     The names and certain information concerning the four nominees for election as directors are set forth below.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.
Vote Required
     The four nominees who receive the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them, a quorum being present, shall be elected as directors. Only votes cast “FOR” a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instructions to the contrary. Broker non-votes and proxies marked “withheld” as to one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.
The Nominees of the Board of Directors
     The following sets forth certain information about the nominees of the Board of Directors for election of directors at the Annual Meeting. Each of the nominees currently serves on the Board of Directors.
     William M. Allen was President of the Company from June 1992 to 1997 and a director since June 1992 and Chairman from February 1997 to November 2001. He has been managing partner of Black Chip Stables from 1982 to date and President of Doric, Inc. from 1985 until its merger with the Company in 1994. He has served as President of Kamm Corporation since 1985. He was Chairman and CEO of Academy Insurance Group from 1975 to 1984. His age is 81. Mr. Allen is the father-in-law of Bryan P. Brown.
     Bryan P. Brown has served as a director since 1997. He was President of the Company from 1997 to December 1998. He was previously President of Riverwood, a master planned golf course development in Port Charlotte, Florida from 1992 to 1996. He served as Treasurer of the Mariner Group, Inc. from 1990 to 1992, Assistant Vice President of First Union National Bank from 1988 to 1990 and First Republic Bank from 1985 to 1988. He has also served as CEO of the Company’s 80% owned subsidiary, Retama Entertainment Group, Inc. (“REG”) since July 1997. His age is 48.
     Christopher J. Hall has served as a director since November 2001. He has been self-employed as a municipal securities trader since 1998. From 1985 to 1998 he was a principal and chief financial officer of Howe, Solomon & Hall, Inc., a registered broker-dealer specializing in municipal securities. He has been a director of CSP, Inc., a NASDAQ-listed computer services company, since November 2002. His age is 50.
     Thomas R. Johnson has served as President, Chief Executive Officer and director since November 2001. He was a self-employed trader of municipal bonds from May 1999 to 2001. He was a research analyst and account executive for Howe, Solomon & Hall, Inc. a registered broker-dealer specializing in municipal securities, from August 1989 to May 1999. He has been a director of Penson Worldwide, Inc. since August 2003. His age is 41.
Attendance at Meetings
     The Board of Directors held seven meetings during the year ended December 31, 2008. Messrs. Brown, Hall and Johnson attended each such meeting, with Mr. Allen missing one meeting.
Director Independence
     The following information concerning director independence is based on the director independence standards of The NASDAQ Stock Market Corporate Governance Rules. Because more than 50% of our voting power is held by Christopher J. Hall, we would be considered a “controlled company” under such rules and would not be subject to the requirements of NASDAQ Rule 4350(c) that would otherwise require us to have (i) a majority of independent directors on the Board; (ii) a compensation committee composed solely of independent directors; (iii) a nominating committee composed solely of independent directors; (iv) compensation of our executive officers determined by a majority of the independent directors or a compensation committee composed solely of independent directors; and (v) director nominees selected, or recommended for the Board’s selection, either by a majority of the independent directors or a nominating committee composed solely of independent directors.
     The Board has determined that directors Christopher J. Hall, Thomas R. Johnson, Bryan P. Brown and William M. Allen are not independent. In determining independence, the Board reviews and seeks to determine whether directors have any material relationship with the Company, direct or indirect, which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board reviews business, professional, charitable and familial relationships of the directors in determining independence. The Board has not designated a separate compensation or nominating committee.

Audit Committee
     The Board of Directors has not designated a separate audit committee and the entire Board, whose members are named above, conducts the functions of such committee. The Board has determined that Thomas R. Johnson is an audit committee financial expert and that Mr. Johnson in not an independent director.
Compensation Committee
     The Board of Directors has not designated a separate compensation committee and the entire Board, whose members are named above, conducts the functions of such committee. As a controlled company with only two named executive officers, the Board does not believe it is necessary to have a separate compensation committee. The compensation of the executive officers and directors is approved Christopher J. Hall, the majority stockholder, based on his business judgment and experience.
Information about the Nominating Process
     The Company’s Board of Directors undertakes the activities of identifying, evaluating and recommending nominees to serve as Directors. The Board believes that it is appropriate for all of its members to participate in the nominating process because there are only four directors and the Board believes that such number is sufficient to enable it to undertake the nominating activities. The persons who currently serve as Directors of the Company are William M. Allen, Bryan P. Brown, Christopher J. Hall and Thomas R. Johnson.
Nomination of Director Candidates by Stockholders
     The policy of the Board of Directors is to consider nominations of candidates for membership on the Board of Directors that are submitted by stockholders. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to Thomas R. Johnson, President, Call Now, Inc., P.O. Box 47535, San Antonio, TX, 78254. In addition, stockholders may nominate directors for election at the annual meeting by attending the meeting and offering the candidates into nomination at the time of the election of Directors at the meeting. For a shareholder nominee to be included in the Company’s Proxy Statement for such meeting the shareholder must give timely notice to the Company’s President within the time period described below under “Shareholder Proposals for the 2010 Annual Meeting.”
Director Qualifications
     The Board of Directors has not established any minimum qualifications for nomination as a Director of the Company but has identified the following qualities and skills as necessary for its Directors to possess:
•	Integrity.

•	Ability to objectively analyze complex business problems and develop creative solutions.

•	Pertinent expertise, experience and achievement in education, career and community.

•	Familiarity with issues affecting the Company’s business.

•	Availability to fulfill time commitment.

•	Ability to work well with other Directors.

•	Commitment to enhancing shareholder value.
Identifying and Evaluating Nominees for Directors
     Candidates for director may come from a number of sources including, among others, recommendations from current directors, recommendations from management, third-party search organizations, and stockholders. Director candidates are evaluated to determine whether they have the qualities and skills set forth above. Such evaluation may be by personal interview, background investigation and other appropriate means.
Director Attendance at the Annual Meeting
     It is the Company’s policy to require all of its Directors to attend the Annual Meeting of Stockholders. All of the Company’s directors attended the 2008 Annual Meeting.

Shareholder Communications with the Board
     Stockholders may communicate with the Board in writing by addressing mail to Board of Directors, Call Now, Inc., P.O. Box 47535, San Antonio, TX, 78265. Any such communication will be distributed to each of the Company’s Directors. A communication to any individual Director at the same address will be distributed only to that Director.
Code of Ethics
     The Company has adopted a code of ethics for its directors, officers and employees. The Company will furnish to stockholders a copy of the code of ethics upon written request to Thomas R. Johnson, President, Call Now, Inc., P.O. Box 47535, San Antonio, TX 78265.
Director Compensation
     We pay our directors $1,000 for attendance at each meeting of the Board of Directors and reimburse them for their reasonable expenses incurred to travel to such meetings.
Executive Compensation
Summary Compensation Table
     The following table presents compensation information for the year ended December 31, 2008 for the persons who served as our principal executive officer and each of our two other most highly compensated executive officers whose aggregate salary and bonus was more than $100,000 in such year. We refer to these executive officers as our “named executive officers” elsewhere in this annual report. Mr. Hall received a bonus payment of $10,000 in 2008.

Name and Principal				Options	All Other
Position	Year	Salary	Bonus	Awards	Compensation (1)	Total
Thomas R. Johnson,	2008	$200,000	—	—	$7,000	$207,000
President/CEO	2007	$175,000	—	—	$4,000	$179,000

Christopher J. Hall,	2008	$131,140	$10,000	—	$7,000	$148,140
Chairman	2007	—	—	—	$4,000	$4,000

Bryan P. Brown,	2008	$200,000	—	—	$7,000	$207,000
CEO, Retama Entertainment Group	2007	$200,000	—	—	$4,000	$204,000

(1)	Consists of director meeting fees.
Executive Employment Contracts Including Payments on Termination or Change of Control
     In March 2004, the Company and REG entered into an employment agreement with Thomas R. Johnson (“Johnson”). The terms of the agreement call for a base salary of $125,000 per year. In June 2006, the Company’s Board of Directors approved an increase of Johnson’s annual salary to $175,000. If Electronic Gaming Machines (“EGM”) are authorized for operation at racetracks, Johnson shall receive a monthly bonus of 1/2% of monthly Net Win generated from EGMs up to $120 million. For annual net win in excess of $120 million, Johnson shall receive a monthly bonus of 1/4% of monthly Net Win. In the event of Johnson’s termination upon a Change of Control, Johnson shall receive at closing, one lump sum payment equal to the payment made according to the percentage bonus based on Net Win in the month immediately preceding the Change of Control multiplied by seventy-six (76). The term of Johnson’s employment continues for one (1) year and thereafter for successive terms of one (1) year each unless at the option of either party upon at least thirty days’ prior written notice such employment is terminated at the end of the current term.

     In March 2004, REG entered into an employment agreement with Bryan P. Brown (“Brown”) as CEO of REG. The terms of the agreement call for a base salary of $200,000 per year. If EGM are authorized for operation at racetracks, Brown shall receive bonus compensation of a one-time payment of $100,000 upon the commercial operation of EGMs at Retama Park. Brown shall receive a monthly bonus of 1/2% of monthly Net Win generated from EGMs up to $120 million. For annual net win in excess of $120 million, Brown shall receive a monthly bonus of 1/4% of monthly Net Win. In the event of Brown’s termination upon a Change of Control, Brown shall receive at closing, one lump sum payment equal to the payment made according to the percentage bonus based on Net Win in the month immediately preceding the Change of Control multiplied by seventy-six (76). The term of Brown’s employment continues for one (1) year and thereafter for successive terms of one (1) year each unless at the option of either party upon at least thirty days’ prior written notice such employment is terminated at the end of the current term.
Equity and Non-equity Compensation Plan Information
     The Company does not have any equity compensation plans outstanding as of December 31, 2008. All equity compensation awards have been exercised or expired prior to such date.
     The Company does not have any equity awards outstanding as of December 31, 2008.
     No equity or non-equity plan-based awards were granted or exercised during the year ended December 31, 2008.
Director Compensation
     Our directors, including our directors who are named executive officers, are paid $1,000 for each board meeting attended. We reimburse our directors for reasonable travel and lodging expenses incurred in attending meetings.
     The following table sets forth compensation earned or paid to our non-employee directors in 2008.

			Non-equity
	Fees Earned or	Option	Incentive Plan	All Other
Name	Paid in Cash	Awards	Compensation	Compensation	Total
William M. Allen	$6,000	—	—	—	$6,000
Transactions With Related Parties
     All related party transactions are required to be reviewed and approved by a majority of our directors who have no interest in the transaction.
     As of December 31, 2008, the Company owned 1,100,922 shares of common stock of Penson Worldwide, Inc. with a market value of $8,389,026. In August of 2003, the Company’s President and CEO, Thomas R. Johnson, was elected to the Board of Directors of PWI pursuant to a provision in the original PWI Note which required that PWI use its best efforts to appoint a nominee of the Company to PWI’s board of directors. The Company has maintained an investment account with Penson Financial Services, Inc., a wholly owned subsidiary of Penson Worldwide, Inc., since 1999. On December 31, 2008, the Company had a margin loan in this account in the amount of $14,047,102, which is collateralized by its marketable securities.
     The Company has purchased a limited partnership interest, with a cost basis of approximately $2.60 million at December 31, 2008, in The Estates at Canyon Ridge, a 270-unit luxury apartment complex in the master planned community of Stone Oak in San Antonio, Texas. Other limited partners include the Company’s President/CEO, the Company’s majority shareholder and the President of REG, each of whom is also a director of the Company. The general partner is an unrelated real estate development company based in Houston.
     In January 2009 Thomas R. Johnson, President and director, purchased 23.2446% of the Company’s 95% limited partnership interest in Cambridge at Auburn, LP for the sum of $400,000.00.

PROPOSAL NO. 2
APPROVAL OF INDEPENDENT AUDITOR
     The Board of Directors has recommended the appointment of the firm Akin, Doherty, Klein & Feuge, P.C. (“ADKF”) as our independent auditor for our 2009 financial statements and is requesting the stockholders approve such appointment. This firm was the Company’s independent auditor for the fiscal years ended December 31, 2008 and December 31, 2007.
     Fees related to services performed by our independent auditor in 2007 and 2008 were as follows:

	2008	2007
Audit Fees (1)	$56,100	$51,000
Audit Related Fees	—	—
Tax Fees (2)	6,150	3,000
All Other Fees	—	—

Total	$62,250	$54,000

(1)	Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements.

(2)	Tax fees principally included tax advice, tax planning and tax return preparation.
     The Board of Directors has reviewed and discussed with the Company’s management and independent auditor the audited consolidated financial statements of the Company contained in the Company’s Annual Report on Form 10-K for the Company’s 2008 fiscal year. The Board has also discussed with the independent auditor the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, AU Section 380), which includes, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements.
     The Board has received and reviewed the written disclosures and the letter from the independent auditor required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Board concerning independence and has discussed with the independent auditor its independence from the Company.
     The Board has considered whether the provision of services other than audit services is compatible with maintaining auditor independence.
     Based on the review and discussions referred to above, the Board approved the inclusion of the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for its 2008 fiscal year for filing with the SEC.
     The members of the Board of Directors are Christopher J. Hall, Thomas R. Johnson, Bryan P. Brown and William M. Allen.
Pre-Approval Policies
     The Board’s policy is now to pre-approve all audit services and all permitted non-audit services (including the fees and terms thereof) to be provided by the Company’s independent auditor; provided, however, pre-approval requirements for non-audit services are not required if all such services (1) do not aggregate to more than five percent of total revenues paid by the Company to its accountant in the fiscal year when services are provided; (2) were not recognized as non-audit services at the time of the engagement; and (3) are promptly brought to the attention of the Board and approved prior to the completion of the audit.
     The Board pre-approved all fees described above.
     If the appointment of Akin, Doherty, Klein & Feuge, P.C. is not approved by the stockholders, the appointment will be reconsidered by the Board of Directors. It is not anticipated that a representative of Akin, Doherty, Klein & Feuge, P.C. will attend the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE APPOINTMENT OF AKIN, DOHERTY, KLEIN & FEUGE, P.C. AS INDEPENDENT AUDITOR.
     All proxies solicited by the Board of Directors will be voted “FOR” Proposal No. 2 unless other instructions are given on your proxy.
Vote Required
     Approval of Proposal No. 2 requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote, a quorum being present. A proxy marked “abstain” or “against” the proposal and broker non-votes will have the effect of a negative vote on the proposal.
STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING
     Any stockholder desiring to submit a proposal for action at the 2010 Annual Meeting of Stockholders and presentation in the Company’s Proxy Statement with respect to such meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than January 15, 2010 in order to be considered for inclusion in the Company’s proxy statement relating to that meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.
FINANCIAL INFORMATION AND ANNUAL REPORT ON FORM 10-K
     The Company’s financial statements for the year ended December 31, 2008 are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, which is being mailed to the Company’s stockholders with this Proxy Statement. The Company will furnish to stockholders a copy of the exhibits to the Annual Report on Form 10-K upon written request to Thomas R. Johnson, President, Call Now, Inc., P.O. Box 47535, San Antonio, TX 78265.
OTHER MATTERS
     The Board of Directors is not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is brought before the meeting, the proxy holders named in the enclosed Proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

March 24, 2009	By Order of the Board of Directors

Thomas R. Johnson
President & Chief Executive Officer

Form of Proxy Card
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Christopher J. Hall and Thomas R. Johnson as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all of the shares of Common Stock of Call Now, Inc. held of record by the undersigned on March 24, 2009 at the Annual Meeting of Stockholders to be held on May 22, 2009, or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 22, 2009 at the Company’s offices located at 1 Retama Parkway, Selma, Texas, 78154. The proxy statement and 10-K are available at www.proxyvote.com.

Address Changes/Comments:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED
Call Now, Inc.

1.	ELECTION OF DIRECTORS	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), Mark “For All Except” and write the number(s) on the line below.

	Nominees:	☐	☐	☐

01) William M. Allen
02) Bryan P. Brown
03) Christopher J. Hall
04) Thomas R. Johnson
Vote On Proposal

		For	Against	Abstain

2.	Proposal to approve the appointment of Akin, Doherty, Klein & Feuge, P.C. as independent auditor.	☐	☐	☐
3.	In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting.
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the nominees listed berein and FOR proposal 2.
Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
For address changes and/or comments, please check this box and write them on the back where indicated.                ☐

Please indicate if you plan to attend this meeting.	☐	☐
	Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date